Exhibit 99.14(a)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated December 29, 2022, with respect to the financial statements of abrdn Total Dynamic Dividend Fund, incorporated herein by reference, and to the references to our firm under the heading “Financial Highlights” in the Combined Proxy Statement/Prospectus and under the heading “Financial statements and supplemental financial information” in the Statement of Additional Information.

Philadelphia, Pennsylvania
December 11, 2023